Exhibit 99.1

Crawford & Company® 5335 Triangle Parkway Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

Crawford & Company Announces Preliminary 2019 Financial Results

Provides an update to 2019 full year guidance

ATLANTA, (January 24, 2020) -- Crawford & Company (www.crawco.com) (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to insurance companies and self-insured entities, today announced preliminary results for its fourth quarter and full year ending December 31, 2019. The Company also announced it expects to record a non-cash goodwill impairment charge of between $13.0 million and $17.0 million, or $0.24 to $0.32 per diluted share, in the 2019 fourth quarter related to its Crawford Claims Solutions segment. In addition, the Company is evaluating the recoverability of certain deferred tax assets. This evaluation is expected to result in the recognition of a non-cash income tax valuation adjustment of between $2.0 million and $4.0 million, or $0.04 to $0.08 per diluted share, in the 2019 fourth quarter. These preliminary financial results are subject to completion of the Company's customary annual closing and financial statement audit procedures.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

Preliminary GAAP Consolidated Results for the Fourth Quarter of 2019

•	Revenues before reimbursements are expected to be in the range of $245.0 million to $249.0 million;

•	Net loss attributable to shareholders is expected to be in the range of ($10.0) million to ($12.0) million, after the non-cash adjustments described above; and,

•	Diluted loss per share is expected to be in the range of ($0.18) to ($0.22) for CRD-A and ($0.20) to ($0.24) for CRD-B, after the non-cash adjustments described above.

Preliminary Non-GAAP Consolidated Results for the Fourth Quarter of 2019

Non-GAAP results for 2019 have been presented excluding the non-cash goodwill impairment charge of between $13.0 and $17.0 million and the valuation adjustment on deferred tax assets of between $2.0 and $4.0 million in the 2019 period.

•	Revenues before reimbursements, on a non-GAAP basis, are expected to be in the range of $245.0 million to $249.0 million;

•	Net income attributable to shareholders, on a non-GAAP basis, is expected to be in the range of $6.0 million to $8.0 million;

•	Diluted earnings per share, on a non-GAAP basis, is expected to be in the range of $0.12 to $0.16 for CRD-A and $0.10 to $0.14 for CRD-B;

•	Consolidated adjusted operating earnings, on a non-GAAP basis, is expected to be in the range of $16.0 million to $18.0 million; and,

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, is expected to be between $24.0 million and $27.0 million, or 10.0% and 11.0% of non-GAAP revenues.

Harsha V. Agadi, president and chief executive officer of Crawford & Company, commented, “Lower overall claims volume, driven by a significant drop in global catastrophe-related insured losses from the prior year, as well as delays in the onboarding of new client wins, resulted in lower revenues than we had anticipated in the fourth quarter, which we believe was largely a near-term challenge. As we continue to experience weather-related claims volatility, predicting the quarter-to-quarter performance of the business is somewhat more difficult, but we remain confident in our long-term outlook.”

Revised 2019 Guidance

Given the anticipated fourth quarter 2019 results, the Company is adjusting its 2019 guidance as follows:

•	Consolidated revenues before reimbursements between $1.00 and $1.01 billion;

•	Net income attributable to shareholders of Crawford & Company between $5.0 and $13.0 million, or $0.12 to $0.27 diluted earnings per CRD-A share, and $0.05 to $0.20 diluted earnings per CRD-B share;

•	Non-GAAP net income attributable to shareholders of Crawford & Company, before goodwill impairment, deferred tax valuation adjustment and arbitration and claim settlements, between $35.0 and $37.0 million, or $0.67 to $0.72 non-GAAP diluted earnings per CRD-A share, and $0.59 to $0.64 non-GAAP diluted earnings per CRD-B share;

•	Consolidated operating earnings between $75.0 and $78.0 million;

•	Consolidated adjusted EBITDA between $107.0 and $110.0 million.

To a significant extent, Crawford’s business depends on claim volumes. The Company cannot predict the future trend of claim volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. We do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, loss on disposition of business line, goodwill impairment charges, arbitration and claim settlements, deferred tax valuation adjustments, income taxes, and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes and stock-based compensation expense. Additionally, adjustments for non-recurring expenses for goodwill impairment charges, deferred tax valuation adjustments, and arbitration and claim settlements have been excluded in the calculation of adjusted EBITDA.

Following is a reconciliation of expected consolidated operating earnings to expected net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of fourth quarter 2019 expected results and full year 2019 guidance is to the midpoint of the range.

	Three months ended
(in thousands)	December 31,2019	Guidance 2019
Consolidated operating earnings	$17,000	$76,500
(Deduct) Add:
Net corporate interest expense	(2,550)	(10,800)
Stock option expense	(600)	(1,900)
Amortization expense	(3,000)	(11,200)
Goodwill impairment charge	(15,000)	(15,000)
Tax valuation adjustment	(3,000)	(3,000)
Arbitration and claim settlements	—	(12,552)
Income taxes	(3,900)	(14,000)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	50	952

Net (loss) income attributable to shareholders of Crawford & Company	$(11,000)	$9,000

Following is a reconciliation of expected net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis to expected non-GAAP adjusted EBITDA. The reconciliation of fourth quarter 2019 expected results and full year 2019 guidance is to the midpoint of the range.

	Three months ended
(in thousands)	December 31,2019	Guidance 2019
Net (loss) income attributable to shareholders of Crawford & Company	$(11,000)	$9,000
Add:
Depreciation and amortization	10,500	40,500
Stock-based compensation	1,550	3,648
Net corporate interest expense	2,550	10,800
Arbitration and claim settlements	—	12,552
Goodwill impairment charge	15,000	15,000
Tax valuation adjustment	3,000	3,000
Income taxes	3,900	14,000
Non-GAAP adjusted EBITDA	$25,500	$108,500

Following are the reconciliations of the midpoints of estimated GAAP Revenue, Operating Earnings, Net (loss) Income attributable to Crawford & Company and Diluted Earnings per Share to related non-GAAP Adjusted figures, before the non-cash goodwill impairment charge and deferred tax valuation adjustment.

	Three months ended December 31, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share	Diluted (loss) earnings per CRD-B share
GAAP	$247,000	$17,000	($11,000)	($0.20)	($0.22)
Adjustments:
Goodwill impairment charge	-	-	15,000	0.28	0.28
Tax valuation adjustment	-		3,000	0.06	0.06
Non-GAAP Adjusted	$247,000	$17,000	$7,000	$0.14	$0.12

About Crawford & Company

Based in Atlanta, Georgia, Crawford & Company (www.crawco.com) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries.

The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com, including the factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC.